Exhibit 99.1

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: Second Sight Medical Products, Inc. Special Meeting of Shareholders For Shareholders of record as of XX XX, 2022 TIME: XX XX XX 2022 XX AM, Pacific Time PLACE: Annual Meeting to be held live via the Internet. Please visit www.proxydocs/EYES for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Scott Dunbar and Edward Sedo (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Second Sight Medical Products, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/EYES • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-230-8570 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/EYES

Second Sight Medical Products, Inc.

Special Meeting of Shareholders

Please make your marks like this: X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1, 2, 3, 4, 5, 6 AND 7

	PROPOSAL	YOUR VOTE FOR	YOUR VOTE AGAINST	YOUR VOTE ABSTAIN	BOARD OF DIRECTORS RECOMMENDS
1.	to approve the Merger Agreement and thereby approve the transactions contemplated thereby, including the merger, the issuance of the Merger Shares, and the change of control resulting from the merger;	☐	☐	☐	**FOR**
2.	to a reverse stock split of Second Sight's common stock, within a range, as determined by Second Sight's board of directors, of one new share for every 2 to 10 (or any number in between) shares outstanding;	☐	☐	☐	**FOR**
3.	to approve an amendment to the Second Sight Restated Articles of Incorporation, as amended, to effect the change of name of Second Sight to "Vivani Medical, Inc.;"	☐	☐	☐	**FOR**
4.	to elect the six directors from the nominees named in the accompanying proxy statement to hold office for the ensuing year and until their successors are duly elected and qualified;	FOR	WITHHOLD		
	4.01 Gregg Williams	☐	☐		**FOR**
	4.02 Dean Baker	☐	☐		**FOR**
	4.03 Alexandra Larson	☐	☐		**FOR**
	4.04 Jonathan Will McGuire	☐	☐		**FOR**
	4.05 Aaron Mendelsohn	☐	☐		**FOR**
	4.06 Matthew Pfeffer	☐	☐		**FOR**
		FOR	AGAINST	ABSTAIN	
5.	to approve the Second Sight 2022 Ominbus Plan;	☐	☐	☐	**FOR**
6.	to ratify the selection by the audit committee of the board of directors the appointment of BPM LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2022;	☐	☐	☐	**FOR**
7.	to consider and vote upon an adjournment of the Second Sight annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals;	☐	☐	☐	**FOR**
8.	to transact such other business as may properly come before the Second Sight annual meeting or any adjournment or postponement thereof.				

You must register to attend the meeting online and/or participate at www.proxydocs.com/EYES

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date Signature (if held jointly) Date